EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 Nos. 333-228735, No. 333-265905) pertaining to the 2018 Omnibus Incentive Plan of Avid Bioservices, Inc.,

(2)	Registration Statements (Form S-8 Nos. 333-208466, No. 333-192794, No. 333-185423, No. 333-178452) pertaining to the 2011 Stock Incentive Plan of Avid Bioservices, Inc.,

(3)	Registration Statement (Form S-8 No. 333-171067) pertaining to the 2010 Stock Incentive Plan and 2010 Employee Stock Purchase Plan of Avid Bioservices, Inc.,

(4)	Registration Statement (Form S-8 No. 333-215053) pertaining to the 2010 Employee Stock Purchase Plan of Avid Bioservices, Inc., and

(5)	Registration Statement (Form S-3 No. 333-257526) of Avid Bioservices, Inc.;

of our reports dated June 21, 2023, with respect to the consolidated financial statements of Avid Bioservices, Inc. and the effectiveness of internal control over financial reporting of Avid Bioservices, Inc. included in this Annual Report (Form 10-K) of Avid Bioservices, Inc. for the year ended April 30, 2023.

/s/ Ernst & Young LLP

Irvine, California

June 21, 2023